                                                                      EXHIBIT 99
                                                                      ----------

                              [MBT FINANCIAL CORP LOGO]


             MBT FINANCIAL CORP. REPORTS FIRST QUARTER 2005 EARNINGS

MONROE, MICHIGAN, April 14, 2005 - MBT Financial Corp., (Nasdaq: MBTF), the parent company of Monroe Bank & Trust, reported first quarter net income of $4.9 million, a decrease of 9.6% from the $5.4 million reported for the first quarter of 2004. Basic and diluted earnings per share decreased 9.7% from $0.31 to $0.28. Net Interest Income was unchanged at $12.6 million even though the average earning assets increased 10% as the fully taxable equivalent net interest margin declined from 3.99% to 3.62%. The Bank was able to reduce its nonperforming assets (NPAs) by $3.8 million, or 9.5%, to $36.1 million. Also, the adequacy of the Allowance for Loan Losses was maintained without increasing the Provision for Loan Losses, and Non Interest Income increased 6.8% compared to the first quarter of 2004.

H. Douglas Chaffin, President and CEO, commented, "The first quarter of 2005 was challenging for us, but we believe that our fundamental strengths will lead to improved financial performance. We are pleased with the increase in non interest income, especially our income from Trust services. Although our spending has increased due to our Downriver expansion and the new headquarters building that we announced in the fourth quarter, we remain committed to expense control. Salaries and benefits increased by only 4.1% and our efficiency ratio is still among the best in the industry at 51.76%. We continue to focus on strategies that will result in future earnings growth: geographic expansion, product expansion, improving the quality of our staff, investment in technology, and asset quality improvement. At the same time, we are mindful of our traditional strengths: our dominant market position in Monroe County and our efficient operating structure."

"Our expansion into the southern Wayne County (Downriver) market has been successful so far. At the end of the first quarter of 2004 we had three branches with $42.8 million in total deposits. We now have four branches and over $75 million in deposits, and we plan to open our fifth Wayne County branch in the second quarter. Our loan pipeline indicates that we can expect loan growth to continue at its current pace, and approximately half of our loan growth is being generated in the Downriver market."

Total revenue, comprised of net interest income and non-interest income, was $16.1 million in the first quarter of 2005, an increase of 5.5% over the $15.2 million earned during the same period of 2004. Mr. Chaffin noted, "Interest Rate Risk management is a crucial component of our strategy. We began to extend the duration of our liabilities and shorten the duration of our assets in the second half of 2003. This caused our cost of funds to increase while slowing the rate of increase in the yield on our earning assets. Although this reduced our net interest margin currently, we believe that we are better protected from future earnings volatility due to changes in the interest rate environment." The Bank's balance sheet is slightly asset sensitive; however, asset pricing tends to be influenced by longer term market rates while liability pricing tends to be influenced by shorter term rates. Over the last twelve months, the yield curve has flattened as short term rates increased more than long term rates. This contributed to the decline in the Bank's net interest margin.

Non-interest expense for the first quarter of 2005 was $8.7 million, an increase of $840,000, or 10.6% over the prior-year period. During the quarter, the Company expensed $100,000 to accelerate the depreciation of a parking lot that will be the site of its new headquarters in Monroe. Excluding this charge, Occupancy expenses only increased $41,000 compared to last year. Also, expenses related to nonperforming assets increased $181,000 compared to the first quarter of 2004 as the bank continued to aggressively work to reduce the amount of NPAs. The total NPAs, which includes nonaccrual loans, loans 90 days past due, and other real estate owned decreased $8.0 million, or 18.1% over the last twelve months to $36.1 million.

Mr. Chaffin further commented on the Company's continuing progress at improving asset quality. "Net Charge-offs increased to 0.89% of average loans this quarter as we charged off a portion of a nonperforming asset prior to its liquidation. The amount charged off was consistent with the specific allocation of our Allowance for Loan Losses, and we were able to maintain an adequate allowance without increasing the provision charged to earnings." Non-performing assets were 2.33% of total assets at March 31, 2005, down from 2.57% at December 31, 2004, and 3.12% at March 31, 2004. The Allowance for Loan Losses was $12.0 million, or 1.28% of total loans at March 31, 2005.

Total assets were $1.55 billion at March 31, 2005, an increase of 9.8% from a year earlier. Loans rose $57.9 million, or 6.6% over the year, funded by deposit growth of $79.2 million, or 7.8% over the same period.

Shareholders' equity at March 31, 2005 was $153.6 million, a twelve-month increase of 3.2%. Average equity to assets for the first quarter was 9.92% and total shares outstanding at quarter end were 17,472,389. Mr. Chaffin concluded, "Our earnings performance for the quarter did not meet our expectations, but we believe that our sound fundamental strengths and the strategies we have undertaken over the last two years to revitalize our business will result in improvements."

CONFERENCE CALL
MBT Financial Corp. will hold a conference call to discuss first quarter results on Friday, April 15, at 10:00 a.m. Eastern Time. The call will be webcast and can be accessed at the Investor Relations/Corporate Profile page of MBT Financial Corp.'s web site www.MBandT.com. The call can also be accessed by calling (877) 407-8031. The event will be archived on the Company's web site and available for one month following the call.

ABOUT THE COMPANY
MBT Financial Corp., a single bank holding company headquartered in Monroe, Michigan is the parent company of Monroe Bank & Trust, which was founded in 1858. The bank has $1.6 billion in assets and services nearly $1 billion in trust assets. MBT is a full-service bank, offering a broad range of services, from personal and business accounts to complete credit options and the area's largest Trust Department. With 25 offices, 36 ATMs, PhoneLink telephone banking and eLink online banking, MBT provides an incomparable level of service and access for its customers. Visit MBT's web site at www.MBandT.com, where extensive financial and corporate information can be found in the Investor Relations section.

FORWARD-LOOKING STATEMENTS
Certain statements contained herein are not based on historical facts and are "forward-looking statements" within the meaning of Section 21A of the Securities Exchange Act of 1934. Forward-looking statements which are based on various assumptions (some of which are beyond the Corporation's control), may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of these terms. Actual results could differ materially from those set forth in forward-looking statements, due to a variety of factors, including, but not limited to, those related to the economic environment, particularly in the market areas in which the company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset/liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity. The Corporation undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.




FOR FURTHER INFORMATION:
------------------------
H. Douglas Chaffin          John L. Skibski              Herbert J. Lock
Chief Executive Officer     Chief Financial Officer      Investor Relations
(734) 384-8123              (734) 242-1879               (734) 242-2603
doug.chaffin@mbandt.com     john.skibski@mbandt.com      herb.lock@mbandt.com
-----------------------     -----------------------      --------------------

                               MBT FINANCIAL CORP.
                 CONSOLIDATED FINANCIAL HIGHLIGHTS - UNAUDITED

                                                                             QUARTERLY
                                            ----------------------------------------------------------------------------
                                               2005             2004            2004           2004            2004
(dollars in thousands except per share data)  1ST QTR         4TH QTR         3RD QTR         2ND QTR         1ST QTR
                                            -----------     -----------     -----------     -----------     -----------
EARNINGS
   Net interest income                      $    12,622     $    13,454     $    13,627     $    12,985     $    12,640
   FTE Net interest income                  $    13,185     $    14,079     $    14,277     $    13,649     $    13,316
   Provision for loan and lease losses      $       600     $       691     $       600     $       600     $       600
   Non-interest income                      $     3,446     $     3,793     $     3,396     $     3,361     $     3,226
   Non-interest expense                     $     8,729     $     8,707     $     8,025     $     7,995     $     7,889
   Net income                               $     4,879     $     5,442     $     6,109     $     5,648     $     5,400
   Basic earnings per share                 $      0.28     $      0.32     $      0.35     $      0.32     $      0.31
   Diluted earnings per share               $      0.28     $      0.31     $      0.35     $      0.32     $      0.31
   Average shares outstanding                17,498,000      17,426,995      17,419,214      17,429,648      17,501,262
   Average diluted shares outstanding        17,593,705      17,562,768      17,520,938      17,500,695      17,579,979

PERFORMANCE RATIOS
   Return on average assets                        1.26%           1.41%           1.59%           1.55%           1.52%
   Return on average common equity                12.72%          14.02%          16.58%          15.26%          14.90%

   Base Margin                                     3.30%           3.49%           3.55%           3.56%           3.58%
   FTE Adjustment                                  0.15%           0.17%           0.18%           0.19%           0.20%
   Loan Fees                                       0.17%           0.19%           0.20%           0.23%           0.21%
                                            -----------     -----------     -----------     -----------     -----------
   FTE Net Interest Margin                         3.62%           3.85%           3.93%           3.98%           3.99%

   Efficiency ratio                               51.76%          47.47%          44.65%          45.34%          46.98%
   Full-time equivalent employees                   404             396             404             387             386

CAPITAL
   Average equity to average assets                9.92%          10.04%           9.58%          10.15%          10.19%
   Book value per share                     $      8.79     $      8.89     $      8.80     $      8.29     $      8.50
   Cash dividend per share                  $      0.16     $      0.16     $      0.16     $      0.15     $      0.15

ASSET QUALITY
   Loan Charge-Offs                         $     2,644     $     2,451     $       616     $       714     $       666
   Loan Recoveries                          $       559     $       376     $       224     $       330     $       326
                                            -----------     -----------     -----------     -----------     -----------
   Net Charge-Offs                          $     2,085     $     2,075     $       392     $       384     $       340

   Allowance for loan and lease losses      $    12,040     $    13,800     $    15,184     $    14,976     $    14,760

   Nonaccrual Loans                         $    27,625     $    29,015     $    29,993     $    31,525     $    32,538
   Loans 90 days past due                   $       101     $       230     $       222     $       189     $       259
   Restructured loans                       $     2,041     $     3,715     $     3,219     $     3,348     $     2,561
                                            -----------     -----------     -----------     -----------     -----------
      Total nonperforming loans             $    29,767     $    32,960     $    33,434     $    35,062     $    35,358
   Other real estate owned                  $     6,370     $     6,958     $     6,255     $     6,570     $     8,579
   Nonperforming investment securities      $         -     $         -     $         -     $       163     $       171
                                            -----------     -----------     -----------     -----------     -----------
      Total nonperforming assets            $    36,137     $    39,918     $    39,689     $    41,795     $    44,108

   Net loan charge-offs to average loans           0.89%           0.87%           0.17%           0.17%           0.16%
   Allowance for losses to total loans             1.28%           1.46%           1.61%           1.62%           1.67%
   Nonperforming assets to Gross Loans             3.84%           4.22%           4.20%           4.51%           4.98%
   Nonperforming assets to total assets            2.33%           2.57%           2.55%           2.74%           3.12%
   Allowance to nonperforming assets              33.32%          34.57%          38.26%          35.83%          33.46%

END OF PERIOD BALANCES
   Loans and leases                         $   940,155     $   945,881     $   945,591     $   923,738     $   882,290
   Total earning assets                     $ 1,459,091     $ 1,465,322     $ 1,463,425     $ 1,433,115     $ 1,326,025
   Total assets                             $ 1,551,607     $ 1,552,279     $ 1,554,321     $ 1,523,976     $ 1,412,692
   Deposits                                 $ 1,099,393     $ 1,100,711     $ 1,072,426     $ 1,038,441     $ 1,020,188
   Interest Bearing Liabilities             $ 1,243,904     $ 1,237,742     $ 1,242,611     $ 1,229,189     $ 1,129,500
   Shareholders' equity                     $   153,618     $   155,346     $   153,320     $   144,393     $   148,899
   Total Shares Outstanding                  17,472,389      17,465,839      17,419,910      17,417,443      17,509,817

AVERAGE BALANCES
   Loans and leases                         $   949,978     $   948,628     $   934,031     $   905,502     $   872,746
   Total earning assets                     $ 1,475,802     $ 1,454,891     $ 1,444,880     $ 1,378,490     $ 1,341,444
   Total assets                             $ 1,567,950     $ 1,538,860     $ 1,529,700     $ 1,466,359     $ 1,430,303
   Deposits                                 $ 1,117,572     $ 1,079,610     $ 1,062,755     $ 1,028,702     $ 1,029,856
   Interest Bearing Liabilities             $ 1,253,664     $ 1,229,373     $ 1,228,637     $ 1,172,378     $ 1,149,302
   Shareholders' equity                     $   155,580     $   154,428     $   146,579     $   148,877     $   145,751

                              MBT FINANCIAL CORP.
                 CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
--------------------------------------------------------------------------------

                                                    QUARTER ENDED MARCH 31,
Dollars in thousands (except per share data)          2005           2004
--------------------------------------------------------------------------------
INTEREST INCOME
Interest and fees on loans                          $15,033        $13,559
Interest on investment securities-
   Tax-exempt                                         1,258          2,840
   Taxable                                            4,499          2,160
Interest on federal funds sold                          129              1
--------------------------------------------------------------------------------
      Total interest income                          20,919         18,560
--------------------------------------------------------------------------------

INTEREST EXPENSE
Interest on deposits                                  4,920          3,239
Interest on borrowed funds                            3,377          2,681
--------------------------------------------------------------------------------
      Total interest expense                          8,297          5,920
--------------------------------------------------------------------------------

NET INTEREST INCOME                                  12,622         12,640
PROVISION FOR LOAN LOSSES                               600            600
--------------------------------------------------------------------------------

NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES                            12,022         12,040
--------------------------------------------------------------------------------

OTHER INCOME
Income from trust services                            1,063            814
Service charges and other fees                        1,307          1,278
Net gain (loss) on sales of securities                  163            107
Origination fees on mortgage loans sold                 107            160
Bank Owned Life Insurance income                        274            387
Other                                                   532            480
--------------------------------------------------------------------------------
      Total other income                              3,446          3,226
--------------------------------------------------------------------------------

OTHER EXPENSES
Salaries and employee benefits                        4,672          4,488
Occupancy expense                                       949            808
Other                                                 3,108          2,593
--------------------------------------------------------------------------------
      Total other expenses                            8,729          7,889
--------------------------------------------------------------------------------

INCOME BEFORE PROVISION
FOR INCOME TAXES                                      6,739          7,377
PROVISION FOR INCOME TAXES                            1,860          1,977
--------------------------------------------------------------------------------
NET INCOME                                          $ 4,879        $ 5,400
================================================================================

BASIC EARNINGS PER COMMON SHARE                     $  0.28        $  0.31
================================================================================

DILUTED EARNINGS PER COMMON SHARE                   $  0.28        $  0.31
================================================================================

DIVIDENDS DECLARED PER COMMON SHARE                 $  0.16        $  0.15
================================================================================

                              MBT FINANCIAL CORP.
                    CONSOLIDATED BALANCE SHEETS - UNAUDITED
--------------------------------------------------------------------------------

                                                      MARCH 31,     DECEMBER 31,    MARCH 31,
Dollars in thousands                                    2005           2004            2004
-----------------------------------------------------------------------------------------------
ASSETS
Cash and Cash Equivalents
   Cash and due from banks                          $    21,311     $    20,540     $    24,342
   Federal funds sold                                         -          14,000               -
-----------------------------------------------------------------------------------------------
      Total cash and cash equivalents                    21,311          34,540          24,342

Securities - Held to Maturity                            76,430          84,141          98,119
Securities - Available for Sale                         429,422         408,353         333,783
Federal Home Loan Bank stock - at cost                   13,084          12,947          11,833
Loans held for sale                                         492             778             204
Loans - Net                                             927,623         931,303         867,326
Accrued interest receivable and other assets             25,164          22,895          24,070
Bank Owned Life Insurance                                35,426          35,152          34,167
Premises and Equipment - Net                             22,655          22,170          18,848
-----------------------------------------------------------------------------------------------
      Total assets                                  $ 1,551,607     $ 1,552,279     $ 1,412,692
===============================================================================================

LIABILITIES
Deposits:
   Non-interest bearing                             $   143,289     $   149,469     $   126,288
   Interest-bearing                                     956,104         951,242         893,900
-----------------------------------------------------------------------------------------------
      Total deposits                                  1,099,393       1,100,711       1,020,188

Federal Home Loan Bank advances                         256,500         256,500         225,000
Federal funds purchased                                   1,300               -          10,600
Repurchase agreements                                    30,000          30,000               -
Interest payable and other liabilities                   10,796           9,722           8,005
-----------------------------------------------------------------------------------------------
      Total liabilities                               1,397,989       1,396,933       1,263,793
-----------------------------------------------------------------------------------------------

STOCKHOLDERS' EQUITY
Common stock (no par value)                                   -               -               -
Additional paid-in capital                               19,733          19,806          20,668
Retained Earnings                                       137,730         135,647         126,641
Accumulated other comprehensive income                   (3,845)           (107)          1,590
-----------------------------------------------------------------------------------------------
      Total stockholders' equity                        153,618         155,346         148,899
===============================================================================================
      Total liabilities and stockholders' equity    $ 1,551,607     $ 1,552,279     $ 1,412,692
===============================================================================================